January 7, 2008




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:     CONFIRMING STATEMENT

Ladies and Gentlemen:


         I hereby confirm that Thomas M. Wittenschlaeger was authorized and designated to sign the Form 4 filed on my behalf on January 4, 2008 with respect stock options granted to me by Raptor Networks Technology, Inc.

                                                     Very truly yours,

                                                     /s/ Ken Bramlett

                                                     Ken Bramlett